RenaissanceRe Reports $826.5 Million of Net Income Available to Common Shareholders and $594.6 million of Operating Income Available to Common Shareholders in Q2 2025.
•Annualized return on average common equity of 33.7% and annualized operating return on average common equity of 24.2%.
•Combined ratio of 75.1% and adjusted combined ratio of 73.0%.
•Fee income of $95.0 million, up 12.9% from Q2 2024.
•Total investment result of $762.8 million, including net investment income of $413.1 million and mark-to-market gains of $349.7 million.
•Repurchased approximately 1.6 million common shares at an aggregate cost of $376.4 million and an average price of $242.18 per common share. Repurchased an additional 293.8 thousand common shares at an aggregate cost of $70.2 million and an average price of $239.03 per common share from July 1, 2025 through July 21, 2025.
•Year-to-date change in book value per common share of 8.4% and growth in tangible book value per common share plus change in accumulated dividends of 10.4%.

Pembroke, Bermuda, July 23, 2025 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the second quarter of 2025.

Net Income Available to Common Shareholders per Diluted Common Share: $17.20 Operating Income Available to Common Shareholders per Diluted Common Share: $12.29
Underwriting Income $601.7M	Fee Income $95.0M	Net Investment Income $413.1M
Change in Book Value per Common Share: 8.1% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 9.5%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered outstanding results this quarter, reporting 24.2% annualized operating return on average common equity and 10.4% year-to-date growth in tangible book value per common share plus change in accumulated dividends. Underwriting and fee income reached record highs, and investment income remained near peak levels.

At the mid-year renewals, our partnership approach and ability to provide lead quotes and increased capacity to our customers enabled us to grow into attractive property catastrophe opportunities at rates and terms that outperformed the broader market. Our performance this quarter reflects the continuing strength of our business and the powerful execution of our team. As we look forward, the strength of our earnings base combined with persistent favorable underwriting and investment environments position us to continue delivering substantial value for our shareholders.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended June 30,
(in thousands, except per share amounts and percentages)	2025	2024
Gross premiums written	$3,421,180	$3,425,495
Net premiums written	2,770,270	2,838,511
Net premiums earned	2,412,154	2,541,315
Underwriting income (loss)	601,688	479,336
Combined ratio	75.1%	81.1%
Adjusted combined ratio (1)	73.0%	78.6%

Net Income (Loss)
Available (attributable) to common shareholders	826,507	495,046
Available (attributable) to common shareholders per diluted common share	$17.20	$9.41
Return on average common equity - annualized	33.7%	21.4%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	594,583	650,846
Available (attributable) to common shareholders per diluted common share (1)	$12.29	$12.41
Operating return on average common equity - annualized (1)	24.2%	28.2%

Book Value per Share
Book value per common share	$212.15	$179.87
Quarterly change in book value per share (2)	8.1%	5.2%
Quarterly change in book value per common share plus change in accumulated dividends (2)	8.3%	5.5%

Tangible Book Value per Share (1)
Tangible book value per common share (1)	$194.86	$159.22
Tangible book value per common share plus accumulated dividends (1)	$223.74	$186.52
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	9.5%	7.1%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change in value during the periods presented.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 27.4%; growth in the catastrophe class driven by successful mid-year renewals

Property Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$1,731,935	$1,753,098	(1.2)%
Net premiums written	1,325,557	1,358,660	(2.4)%
Net premiums earned	868,010	980,834	(11.5)%
Underwriting income (loss)	630,171	451,710

Underwriting Ratios
Net claims and claim expense ratio - current accident year	29.8%	36.5%	(6.7)	pts
Net claims and claim expense ratio - prior accident years	(30.7)%	(8.6)%	(22.1)	pts
Net claims and claim expense ratio - calendar year	(0.9)%	27.9%	(28.8)	pts
Underwriting expense ratio	28.3%	26.0%	2.3	pts
Combined ratio	27.4%	53.9%	(26.5)	pts
Adjusted combined ratio (1)	25.8%	51.7%	(25.9)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written reflected a successful mid-year renewal as the Company executed on market opportunities in the catastrophe class and optimized the property portfolio.
–The decrease of $21.2 million, or 1.2%, was primarily driven by:
–an increase in the catastrophe class of $98.1 million, or 7.8%, driven by strong mid-year renewals reflective of organic growth on existing clients, as well as new underwriting opportunities, including in U.S. catastrophe-exposed business; and
–a decrease in the other property class of $119.3 million, primarily reflecting premium adjustments, in part due to rate decreases in the excess and surplus business.
•Net premiums earned decreased by $112.8 million, or 11.5%, primarily driven by the reductions in the other property class gross premiums written, in addition to an increase in ceded premiums written in 2024, which continued to impact net premiums earned in 2025.
•Net claims and claim expense ratio - current accident year improved by 6.7 percentage points, due to the relatively low level of catastrophe losses in the quarter, as compared to Q2 2024, which had a 7.7 percentage point impact from large losses.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 30.7%, driven by:
–net favorable development of $131.5 million in the catastrophe class, primarily from the weather-related large losses in 2021, 2022, and 2023; and
–net favorable development of $135.1 million in the other property class, primarily due to reported losses coming in lower than expected.

•Underwriting expense ratio increased by 2.3 percentage points, consisting of:
–a 1.0 percentage point increase in the acquisition expense ratio and a 1.3 percentage point increase in the operating expense ratio, both primarily driven by the decrease in net premiums earned.
•Combined ratio and adjusted combined ratio each improved primarily due to the lower current accident year net losses and higher prior accident year net favorable development.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 101.8% and adjusted combined ratio of 99.5%

Casualty and Specialty Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$1,689,245	$1,672,397	1.0%
Net premiums written	1,444,713	1,479,851	(2.4)%
Net premiums earned	1,544,144	1,560,481	(1.0)%
Underwriting income (loss)	(28,483)	27,626

Underwriting Ratios
Net claims and claim expense ratio - current accident year	68.2%	67.9%	0.3	pts
Net claims and claim expense ratio - prior accident years	(0.2)%	(1.5)%	1.3	pts
Net claims and claim expense ratio - calendar year	68.0%	66.4%	1.6	pts
Underwriting expense ratio	33.8%	31.8%	2.0	pts
Combined ratio	101.8%	98.2%	3.6	pts
Adjusted combined ratio (1)	99.5%	95.6%	3.9	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $16.8 million, or 1.0%, driven by:
–increases mainly in the credit and specialty classes, which were largely offset by a net decrease within the casualty lines of business.
•Net premiums written decreased by 2.4%, driven by an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year increased by 0.3 percentage points due to the impact of higher attritional losses, primarily within the casualty lines of business, partly offset by a lower impact from large losses as compared to Q2 2024.
•Net claims and claim expense ratio - prior accident years of (0.2) percentage points, reflecting overall net favorable development in the quarter.
•Underwriting expense ratio increased 2.0 percentage points, which consisted of:
–a 1.1 percentage point increase in the net acquisition expense ratio, driven by changes in the mix of business due to increased mortgage business, which carries higher acquisition costs; and
–a 0.9 percentage point increase in the operating expense ratio mainly due to an increase in compensation expenses.

Fee Income: $95.0 million of fee income, up 12.9% from Q2 2024

Fee Income
	Three months ended June 30,		Q/Q Change
(in thousands)	2025	2024
Total management fee income	$56,407	$55,327	$1,080
Total performance fee income (loss) (1)	38,550	28,750	9,800
Total fee income	$94,957	$84,077	$10,880
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income remained consistently strong.
•Performance fee income increased due to positive underlying underwriting results and prior year net favorable development, primarily in DaVinci and Upsilon.
Investment Results: Total investment result of $762.8 million; reflecting net investment income of $413.1 million and net realized and unrealized gains of $349.7 million

Investment Results
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Net investment income	$413,108	$410,845	$2,263
Net realized and unrealized gains (losses) on investments	349,720	(127,584)	477,304
Total investment result	$762,828	$283,261	$479,567
Net investment income return - annualized	5.0%	5.7%	(0.7)	pts
Total investment return - annualized	9.4%	4.1%	5.3	pts
•Net investment income remained consistently strong, with an increase of $2.3 million, primarily due to higher average invested assets in the fixed maturity investments portfolio, partially offset by decreases in market yields.
•Net realized and unrealized gains on investments improved by $477.3 million, mainly driven by:
–net realized and unrealized gains on fixed maturity investments trading of $94.6 million, primarily due to decreases in some market yields and a general tightening of credit spreads in Q2 2025, as compared to net realized and unrealized losses of $90.7 million in Q2 2024, primarily due to increases in market yields and a general widening of credit spreads; and
–an increase in net realized and unrealized gains on investment-related derivatives of $165.1 million, primarily due to a combination of gains on long equity and gold futures, as well as gains from treasury futures.
•Total investments were $34.5 billion at June 30, 2025 (December 31, 2024 - $32.6 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.1% and 2.6 years, respectively (December 31, 2024 - 5.4% and 2.9 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $328.3 million was primarily driven by:
–underwriting income across vehicles, particularly in DaVinci and Vermeer; and
–net investment income in the investment portfolios of the Company’s joint ventures and managed funds.
•Income tax expense of $176.9 million in Q2 2025, primarily driven by the newly effective Bermuda corporate income tax.
•Share Repurchases of 1.6 million common shares at an aggregate cost of $376.4 million and an average price of $242.18 per common share. Repurchased an additional 293.8 thousand common shares at an aggregate cost of $70.2 million and an average price of $239.03 per common share from July 1, 2025 through July 21, 2025.
•Raised third party capital of $106.1 million, including $81.3 million in Medici and $17.5 million in Upsilon Diversified.
•Return of third party capital of $216.7 million, including $153.0 million in Upsilon Diversified as a result of the release of collateral associated with prior years’ contracts, and $56.7 million in Medici.
•RenaissanceRe Finance repaid in full at maturity the aggregate principal amount of $300.0 million, plus applicable accrued interest, of its 3.700% Senior Notes due 2025 on April 1, 2025.
•DaVinci repaid in full at maturity the aggregate principal amount of $150.0 million, plus applicable accrued interest, of its 4.750% Senior Notes due 2025 on May 1, 2025.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, July 24, 2025 at 10:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry, industry capital, and government initiatives and regulatory matters affecting the (re)insurance industries, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and in the Middle East; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues
Gross premiums written	$3,421,180	$3,425,495	$7,576,683	$7,416,179
Net premiums written	$2,770,270	$2,838,511	$6,213,799	$6,038,084
Decrease (increase) in unearned premiums	(358,116)	(297,196)	(1,080,864)	(1,052,859)
Net premiums earned	2,412,154	2,541,315	5,132,935	4,985,225
Net investment income	413,108	410,845	818,461	801,620
Net foreign exchange gains (losses)	8,660	(8,815)	1,332	(44,498)
Equity in earnings (losses) of other ventures	20,333	12,590	38,161	26,717
Other income (loss)	2,624	169	3,538	119
Net realized and unrealized gains (losses) on investments	349,720	(127,584)	682,660	(341,238)
Total revenues	3,206,599	2,828,520	6,677,087	5,427,945
Expenses
Net claims and claim expenses incurred	1,042,123	1,309,502	3,785,881	2,475,625
Acquisition expenses	642,605	644,438	1,290,040	1,275,359
Operational expenses	125,738	108,039	225,923	214,223
Corporate expenses	23,781	35,159	46,591	74,411
Interest expense	31,793	23,609	58,879	46,713
Total expenses	1,866,040	2,120,747	5,407,314	4,086,331
Income (loss) before taxes	1,340,559	707,773	1,269,773	1,341,614
Income tax benefit (expense)	(176,869)	20,848	(131,344)	5,476
Net income (loss)	1,163,690	728,621	1,138,429	1,347,090
Net (income) loss attributable to redeemable noncontrolling interests	(328,339)	(224,731)	(133,087)	(469,558)
Net income (loss) attributable to RenaissanceRe	835,351	503,890	1,005,342	877,532
Dividends on preference shares	(8,844)	(8,844)	(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$826,507	$495,046	$987,654	$859,844

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$17.25	$9.44	$20.37	$16.39
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$17.20	$9.41	$20.30	$16.35
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$12.29	$12.41	$10.64	$24.59

Average shares outstanding - basic	47,140	51,680	47,737	51,679
Average shares outstanding - diluted	47,286	51,814	47,900	51,821

Net claims and claim expense ratio	43.2%	51.5%	73.8%	49.7%
Underwriting expense ratio	31.9%	29.6%	29.5%	29.8%
Combined ratio	75.1%	81.1%	103.3%	79.5%

Return on average common equity - annualized	33.7%	21.4%	20.1%	19.0%
Operating return on average common equity - annualized (1)	24.2%	28.2%	10.7%	28.4%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Fixed maturity investments trading, at fair value	$23,332,063	$23,562,514
Short term investments, at fair value	5,663,239	4,531,655
Equity investments, at fair value	912,445	117,756
Other investments, at fair value	4,476,056	4,324,761
Investments in other ventures, under equity method	112,580	102,770
Total investments	34,496,383	32,639,456
Cash and cash equivalents	1,428,681	1,676,604
Premiums receivable	9,105,612	7,290,228
Prepaid reinsurance premiums	1,415,647	888,332
Reinsurance recoverable	4,300,973	4,481,390
Accrued investment income	228,826	238,290
Deferred acquisition costs and value of business acquired	1,732,278	1,552,359
Deferred tax asset	699,675	701,053
Receivable for investments sold	281,115	91,669
Other assets	369,582	444,037
Goodwill and other intangible assets	668,751	704,132
Total assets	$54,727,523	$50,707,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,913,763	$21,303,491
Unearned premiums	7,561,155	5,950,415
Debt	2,263,379	1,886,689
Reinsurance balances payable	3,047,964	2,804,344
Payable for investments purchased	492,063	150,721
Other liabilities	606,398	1,060,129
Total liabilities	36,884,722	33,155,789
Redeemable noncontrolling interests	7,043,107	6,977,749
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	47,370	50,181
Additional paid-in capital	791,004	1,512,435
Accumulated other comprehensive income (loss)	(13,766)	(14,756)
Retained earnings	9,225,086	8,276,152
Total shareholders’ equity attributable to RenaissanceRe	10,799,694	10,574,012
Total liabilities, noncontrolling interests and shareholders’ equity	$54,727,523	$50,707,550

Book value per common share	$212.15	$195.77

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,731,935	$1,689,245	$—	$3,421,180
Net premiums written	$1,325,557	$1,444,713	$—	$2,770,270
Net premiums earned	$868,010	$1,544,144	$—	$2,412,154
Net claims and claim expenses incurred	(7,930)	1,050,053	—	1,042,123
Acquisition expenses	174,200	468,405	—	642,605
Operational expenses	71,569	54,169	—	125,738
Underwriting income (loss)	$630,171	$(28,483)	$—	601,688
Net investment income			413,108	413,108
Net foreign exchange gains (losses)			8,660	8,660
Equity in earnings (losses) of other ventures			20,333	20,333
Other income (loss)			2,624	2,624
Net realized and unrealized gains (losses) on investments			349,720	349,720
Corporate expenses			(23,781)	(23,781)
Interest expense			(31,793)	(31,793)
Income (loss) before taxes				1,340,559
Income tax benefit (expense)			(176,869)	(176,869)
Net (income) loss attributable to redeemable noncontrolling interests			(328,339)	(328,339)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$826,507

Net claims and claim expenses incurred – current accident year	$258,646	$1,053,187	$—	$1,311,833
Net claims and claim expenses incurred – prior accident years	(266,576)	(3,134)	—	(269,710)
Net claims and claim expenses incurred – total	$(7,930)	$1,050,053	$—	$1,042,123

Net claims and claim expense ratio – current accident year	29.8%	68.2%		54.4%
Net claims and claim expense ratio – prior accident years	(30.7)%	(0.2)%		(11.2)%
Net claims and claim expense ratio – calendar year	(0.9)%	68.0%		43.2%
Underwriting expense ratio	28.3%	33.8%		31.9%
Combined ratio	27.4%	101.8%		75.1%

	Three months ended June 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,753,098	$1,672,397	$—	$3,425,495
Net premiums written	$1,358,660	$1,479,851	$—	$2,838,511
Net premiums earned	$980,834	$1,560,481	$—	$2,541,315
Net claims and claim expenses incurred	273,354	1,036,148	—	1,309,502
Acquisition expenses	188,345	456,093	—	644,438
Operational expenses	67,425	40,614	—	108,039
Underwriting income (loss)	$451,710	$27,626	$—	479,336
Net investment income			410,845	410,845
Net foreign exchange gains (losses)			(8,815)	(8,815)
Equity in earnings (losses) of other ventures			12,590	12,590
Other income (loss)			169	169
Net realized and unrealized gains (losses) on investments			(127,584)	(127,584)
Corporate expenses			(35,159)	(35,159)
Interest expense			(23,609)	(23,609)
Income (loss) before taxes				707,773
Income tax benefit (expense)			20,848	20,848
Net (income) loss attributable to redeemable noncontrolling interests			(224,731)	(224,731)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$495,046

Net claims and claim expenses incurred – current accident year	$357,745	$1,060,028	$—	$1,417,773
Net claims and claim expenses incurred – prior accident years	(84,391)	(23,880)	—	(108,271)
Net claims and claim expenses incurred – total	$273,354	$1,036,148	$—	$1,309,502

Net claims and claim expense ratio – current accident year	36.5%	67.9%		55.8%
Net claims and claim expense ratio – prior accident years	(8.6)%	(1.5)%		(4.3)%
Net claims and claim expense ratio – calendar year	27.9%	66.4%		51.5%
Underwriting expense ratio	26.0%	31.8%		29.6%
Combined ratio	53.9%	98.2%		81.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,862,768	$3,713,915	$—	$7,576,683
Net premiums written	$3,016,551	$3,197,248	$—	$6,213,799
Net premiums earned	$2,115,960	$3,016,975	$—	$5,132,935
Net claims and claim expenses incurred	1,615,327	2,170,554	—	3,785,881
Acquisition expenses	341,845	948,195	—	1,290,040
Operational expenses	135,835	90,088	—	225,923
Underwriting income (loss)	$22,953	$(191,862)	$—	(168,909)
Net investment income			818,461	818,461
Net foreign exchange gains (losses)			1,332	1,332
Equity in earnings of other ventures			38,161	38,161
Other income (loss)			3,538	3,538
Net realized and unrealized gains (losses) on investments			682,660	682,660
Corporate expenses			(46,591)	(46,591)
Interest expense			(58,879)	(58,879)
Income (loss) before taxes and redeemable noncontrolling interests				1,269,773
Income tax benefit (expense)			(131,344)	(131,344)
Net (income) loss attributable to redeemable noncontrolling interests			(133,087)	(133,087)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$987,654

Net claims and claim expenses incurred – current accident year	$2,068,961	$2,182,504	$—	$4,251,465
Net claims and claim expenses incurred – prior accident years	(453,634)	(11,950)	—	(465,584)
Net claims and claim expenses incurred – total	$1,615,327	$2,170,554	$—	$3,785,881

Net claims and claim expense ratio – current accident year	97.8%	72.3%		82.8%
Net claims and claim expense ratio – prior accident years	(21.5)%	(0.4)%		(9.0)%
Net claims and claim expense ratio – calendar year	76.3%	71.9%		73.8%
Underwriting expense ratio	22.6%	34.5%		29.5%
Combined ratio	98.9%	106.4%		103.3%

	Six months ended June 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,642,979	$3,773,200	$—	$7,416,179
Net premiums written	$2,756,278	$3,281,806	$—	$6,038,084
Net premiums earned	$1,916,917	$3,068,308	$—	$4,985,225
Net claims and claim expenses incurred	427,603	2,048,022	—	2,475,625
Acquisition expenses	374,127	901,232	—	1,275,359
Operational expenses	129,049	85,174	—	214,223
Underwriting income (loss)	$986,138	$33,880	$—	1,020,018
Net investment income			801,620	801,620
Net foreign exchange gains (losses)			(44,498)	(44,498)
Equity in earnings of other ventures			26,717	26,717
Other income (loss)			119	119
Net realized and unrealized gains (losses) on investments			(341,238)	(341,238)
Corporate expenses			(74,411)	(74,411)
Interest expense			(46,713)	(46,713)
Income (loss) before taxes and redeemable noncontrolling interests				1,341,614
Income tax benefit (expense)			5,476	5,476
Net (income) loss attributable to redeemable noncontrolling interests			(469,558)	(469,558)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$859,844

Net claims and claim expenses incurred – current accident year	$606,661	$2,074,316	$—	$2,680,977
Net claims and claim expenses incurred – prior accident years	(179,058)	(26,294)	—	(205,352)
Net claims and claim expenses incurred – total	$427,603	$2,048,022	$—	$2,475,625

Net claims and claim expense ratio – current accident year	31.6%	67.6%		53.8%
Net claims and claim expense ratio – prior accident years	(9.3)%	(0.9)%		(4.1)%
Net claims and claim expense ratio – calendar year	22.3%	66.7%		49.7%
Underwriting expense ratio	26.3%	32.2%		29.8%
Combined ratio	48.6%	98.9%		79.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Property Segment
Catastrophe	$1,362,681	$1,264,589	$3,029,322	$2,605,726
Other property	369,254	488,509	833,446	1,037,253
Property segment gross premiums written	$1,731,935	$1,753,098	$3,862,768	$3,642,979

Casualty and Specialty Segment
General casualty (1)	$513,078	$631,343	$1,193,527	$1,219,909
Professional liability (2)	266,380	214,105	503,341	584,586
Credit (3)	267,540	206,346	668,293	551,478
Other specialty (4)	642,247	620,603	1,348,754	1,417,227
Casualty and Specialty segment gross premiums written	$1,689,245	$1,672,397	$3,713,915	$3,773,200
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Fixed maturity investments trading	$282,173	$273,900	$566,896	$531,189
Short term investments	48,415	48,386	89,444	95,177
Equity investments
Fixed income exchange traded funds	6,528	—	7,712	—
Other equity investments	615	589	1,341	1,149
Other investments
Catastrophe bonds	47,948	58,436	102,702	116,685
Other	21,692	20,663	40,415	38,588
Cash and cash equivalents	12,333	15,399	23,443	30,121
	419,704	417,373	831,953	812,909
Investment expenses	(6,596)	(6,528)	(13,492)	(11,289)
Net investment income	$413,108	$410,845	$818,461	$801,620

Net investment income return - annualized	5.0%	5.7%	5.0%	5.7%

Net realized gains (losses) on fixed maturity investments trading	(1,767)	(65,813)	8,268	(56,017)
Net unrealized gains (losses) on fixed maturity investments trading	96,346	(24,848)	322,586	(236,844)
Net realized and unrealized gains (losses) on investment-related derivatives	175,431	10,374	317,077	(47,432)
Net realized gains (losses) on equity investments	64	15	72	15
Net unrealized gains (losses) on equity investments	23,807	(5,507)	26,757	7,590
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	(14,016)	(34,107)	(54,429)	(15,200)
Net realized and unrealized gains (losses) on other investments - other	69,855	(7,698)	62,329	6,650
Net realized and unrealized gains (losses) on investments	349,720	(127,584)	682,660	(341,238)
Total investment result	$762,828	$283,261	$1,501,121	$460,382

Total investment return - annualized	9.4%	4.1%	9.2%	3.2%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$826,507	$495,046	$987,654	$859,844
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(363,736)	93,477	(737,089)	326,038
Net foreign exchange losses (gains)	(8,660)	8,815	(1,332)	44,498
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	1,996	17,300	3,432	37,566
Acquisition related purchase accounting adjustments (2)	50,312	62,803	103,883	123,363
Bermuda net deferred tax asset (3)	—	—	—	(7,890)
Income tax expense (benefit) (4)	56,964	(6,188)	96,356	(18,960)
Net income (loss) attributable to redeemable noncontrolling interests (5)	31,200	(20,407)	71,925	(77,234)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$594,583	$650,846	$524,829	$1,287,225

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$17.20	$9.41	$20.30	$16.35
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(7.69)	1.80	(15.39)	6.29
Net foreign exchange losses (gains)	(0.18)	0.17	(0.03)	0.86
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.04	0.33	0.08	0.72
Acquisition related purchase accounting adjustments (2)	1.06	1.21	2.17	2.38
Bermuda net deferred tax asset (3)	—	—	—	(0.15)
Income tax expense (benefit) (4)	1.20	(0.12)	2.01	(0.37)
Net income (loss) attributable to redeemable noncontrolling interests (5)	0.66	(0.39)	1.50	(1.49)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.29	$12.41	$10.64	$24.59

Return on average common equity - annualized	33.7%	21.4%	20.1%	19.0%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(14.8)%	4.1%	(15.0)%	7.2%
Net foreign exchange losses (gains)	(0.4)%	0.4%	—%	1.0%
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.1%	0.8%	—%	0.8%
Acquisition related purchase accounting adjustments (2)	2.0%	2.7%	2.1%	2.7%
Bermuda net deferred tax asset (3)	—%	—%	—%	(0.2)%
Income tax expense (benefit) (4)	2.3%	(0.3)%	2.0%	(0.4)%
Net income (loss) attributable to redeemable noncontrolling interests (5)	1.3%	(0.9)%	1.5%	(1.7)%
Operating return on average common equity - annualized	24.2%	28.2%	10.7%	28.4%
(1)Revised from previously reported “corporate expenses associated with acquisitions and dispositions” to “expenses (revenues) associated with acquisitions, dispositions and impairments” to clarify inclusion of impairments on strategic investments related to acquisitions and dispositions.
(2)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and six months ended June 30, 2025 for the acquisitions of Validus $48.0 million and $98.7 million, respectively (2024 - $59.0 million and $115.9 million, respectively); and TMR and Platinum $2.4 million and $5.2 million, respectively (2024 - $3.8 million and $7.5 million, respectively).
(3)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date.
(4)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(5)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	June 30, 2025	June 30, 2024
Book value per common share	$212.15	$179.87
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.12)	(14.07)
Other goodwill and intangible assets (2)	(0.18)	(0.34)
Acquisition related purchase accounting adjustments (3)	(2.99)	(6.24)
Tangible book value per common share	194.86	159.22
Adjustment for accumulated dividends	28.88	27.30
Tangible book value per common share plus accumulated dividends	$223.74	$186.52

Quarterly change in book value per common share	8.1%	5.2%
Quarterly change in book value per common share plus change in accumulated dividends	8.3%	5.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	9.5%	7.1%
Year to date change in book value per common share	8.4%	8.9%
Year to date change in book value per common share plus change in accumulated dividends	8.8%	9.4%
Year to date change in tangible book value per common share plus change in accumulated dividends	10.4%	12.8%
(1)Represents the acquired goodwill and other intangible assets at June 30, 2025 for the acquisitions of Validus $442.1 million (2024 - $507.2 million), TMR $25.5 million (2024 - $26.6 million) and Platinum $201.1 million (2024 - $203.6 million).
(2)At June 30, 2025, the adjustment for other goodwill and intangible assets included $8.9 million (2024 - $17.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at June 30, 2025 for the acquisitions of Validus $94.6 million (2024 - $270.7 million), TMR $47.7 million (2024 - $57.0 million) and Platinum $(0.6) million (2024 - $(0.7) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the company, its segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended June 30, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	18.2%	43.7%	27.4%	101.8%	75.1%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.8)%	(1.2)%	(1.6)%	(2.3)%	(2.1)%
Adjusted combined ratio	16.4%	42.5%	25.8%	99.5%	73.0%

	Three months ended June 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	28.1%	91.2%	53.9%	98.2%	81.1%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.2)%	(0.9)%	(2.2)%	(2.6)%	(2.5)%
Adjusted combined ratio	24.9%	90.3%	51.7%	95.6%	78.6%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.